UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2008 (February 21, 2008)
Silicon Mountain Holdings, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-11284	84-0910490

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4755 Walnut Street, Boulder, Colorado 80301
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (303) 938-1155
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On February 21, 2008, the Financial Industry Regulatory Authority (“FINRA”) incorrectly placed an “E” on the trading symbol (SLCM) of Silicon Mountain Holdings, Inc. (the “Company”) for failure to timely file a required report in accordance with the Securities Exchange Act of 1934 (the “Exchange Act”). FINRA was unaware that the Company had recently changed its fiscal year from March 31 to December 31. If the Company’s fiscal year had been March 31, it would be required to file a quarterly report on Form 10-QSB by Feb 14, 2008. Because the Company’s fiscal year is now December 31, it had no Form 10-QSB due on February 14, 2008, rather it has an annual report on Form 10-KSB due on March 31, 2008. The Company reported this change in its fiscal year on Form 8-K filed with the Securities and Exchange Commission on October 3, 2007.
     The Company has notified FINRA that placement of the “E” on its trading symbol was in error, and FINRA has agreed to remove the “E” from the Company’s trading symbol.
     The information in this Item 8.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information in this Item 8.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON MOUNTAIN HOLDINGS, INC

Dated February 21, 2008	Signature: Name:	/s/ Rudolph (Tré) A. Cates, III Rudolph (Tré) A. Cates, III
	Title:	President & Chief Executive Officer